EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Investor Relations

Telephone: 712.732.4117

JONATHAN M. GAISER JOINS META FINANCIAL GROUP

(Storm Lake, Iowa – January 9, 2006 – Meta Financial Group, Inc. NASDAQNM: CASH) J. Tyler Haahr, President and CEO of Meta Financial Group, Inc., is pleased to announce the appointment of Jonathan M. Gaiser, CFA, as Senior Vice President, Secretary, Treasurer, and Chief Financial Officer for MFG, MetaBank, and MetaBank West Central. Gaiser brings over 14 years of experience in the banking and financial services industry to the company. He previously served as First Vice President, Assistant Treasurer for Commercial Federal Bank, Omaha, Nebraska.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company. MetaBank is a federally-chartered savings bank with four market areas: Northwest Iowa, Brookings, Central Iowa, and Sioux Empire; and the nationally recognized Meta Payment Systems division. MetaBank West Central is a state-chartered commercial bank located in West Central Iowa. Eighteen offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

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